EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Brion D. Umidi, the Chief Financial Officer of ReGen Biologics, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2009 (the “Report”). The undersigned hereby certifies, to the best of his knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2009

/s/ Brion D. Umidi
Name:	Brion D. Umidi
Title:	Senior Vice President and
Chief Financial Officer